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                                                                     EXHIBIT 3.4


                           CERTIFICATE OF DESIGNATIONS

                                       OF

                    SERIES A 12% CONVERTIBLE PREFERRED STOCK

                                       OF

                                   ESAT, INC.

     Pursuant to Section 78-195 of the General Corporation Law of Nevada, the undersigned duly authorized officers of ESAT, INC., a Nevada corporation (the "Company"), hereby certify that the following resolution was duly adopted on December 27, 1999, by the Board of Directors of the Company pursuant to authority conferred on the Board of Directors by the provisions of the Articles of Incorporation of the Company (as amended) and in accordance with the provisions of the General Corporation Law of Nevada, and that said resolution has not been amended or rescinded and is in full force and effect at the date hereof:

     RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of the Company by the Corporation's Articles of Incorporation, as amended to date, the Board of Directors hereby creates a new series of the Corporation's authorized but unissued preferred stock, $.01 par value per share, to be designated "Series A 12% Convertible Preferred Stock" and to consist of 2,000,000 shares, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof:

     1. Number of Shares and Designation. The shares of this series of preferred stock shall be designated as "Series A 12% Convertible Preferred Stock," $.01 par value per share (the "Series A Preferred Stock"), and the number of shares constituting this series shall be 2,000,000.

     2. Definitions. For purposes of the Series A Preferred Stock, the following terms shall have the meanings indicated:

     "Board of Directors" or "Board" shall mean the board of directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of Los Angeles are authorized or obligated by law or executive order to close.

     "Common Stock" shall mean the Common Stock of the Company, $.01 par value per share, and any capital stock of the Company which has the right to

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     participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, into which the Common Stock may hereafter be classified by appropriate amendment to the Corporation's Articles of Incorporation, as amended.

     "Common Stock Equivalents" shall mean all options, warrants, securities of any kind (including, without limitation, securities convertible into or exchangeable or exercisable for Common Stock) and other rights (in each case whether now existing or hereafter issued or arising) to acquire from the Company shares of Common Stock (without regard to whether such options, warrants, securities and other rights are then exchangeable, exercisable or convertible in full, in part or at all).

     "Conversion Price" shall mean the lesser of (i) $2.00 (as may be adjusted pursuant to Section 8 hereof, the "Fixed Conversion Price"), or (ii) seventy percent (70%) of the average of the closing bid and asked price as reported on an Exchange on the date prior to conversion.

     "Dividend Payment Date" shall have the meaning set forth in Subsection 3.2 hereof.

     "Dividend Payment Record Date" shall have the meaning set forth in Subsection 3.2 hereof.

     "Dividend Periods shall mean quarterly dividend periods commencing on the fifteenth day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the Original Issue Date.

     "Exchange" shall mean a national securities exchange or on the NASDAQ SmallCap, National Market System or OTC Bulletin Board Service (collectively, and as applicable, "NASDAQ") or, if a last asked quotation is not available for the Common Stock, the last sale price of the Common Stock as reported by NASDAQ, or if not so reported, as listed in the National Quotation Bureau, Inc.'s "Pink Sheets."

     "Fair Value" as of a particular date shall mean the average of the closing bid and asked prices of the Common Stock as reported on an Exchange. If such quotations are unavailable, or with respect to other appropriate security, property, assets, business or entity, "Fair Value" shall mean the fair value of such item as determined by in good faith by the Board of Directors or, if objected to by a majority of the Holders, as determined by independent firm of accountants as set forth in Section 8.

     "Holders" shall mean the purchasers of the Series A Preferred Stock of the Company and their successors and assigns of record on the stock record books of the Company.

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     "Liquidation Value" shall mean, as to each share of Series A Preferred
     Stock, the sum of $2.00.

     "Original Issue Date" shall mean the first date on which shares of Series A Preferred Stock are issued.

     "Person" shall mean any individual, firm, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Purchase Price" shall mean $2.00, the amount paid to the Company for each share of Series A Preferred Stock.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     3. Dividends.

     3.1 General. The Holders of shares of the Series A Preferred Stock shall be entitled to receive, out of assets legally available therefor, cumulative dividends at an annual rate of 12% per share (an amount equivalent to 12% of the Purchase Price per share) payable to Holders only in shares of the Common Stock of the Company. The Board shall declare such dividend quarterly. The number of shares of Common Stock to be issued on any Dividend Payment Date shall be determined by dividing the amount of the dividend to be paid by the Fair Value of the Common Stock as of the Dividend Payment Record Date.

     3.2 Dividend Preference and Payment Dates. Such dividends shall be cumulative from the Original Issue Date, whether or not in any Dividend Period or Periods there shall be assets of the Company legally available for the payment of such dividends and whether or not such dividends are declared, and shall be payable quarterly, when, as and if declared by the Board of Directors, on January 15, April 15, July 15 and October 15 in each year (each a "Dividend Payment Date"), commencing on January 15, 2000. If January 15, 2000 or any other Dividend Payment Date shall be on a day other than a Business Day, then the Dividend Payment Date shall be on the next succeeding Business Day. Each such dividend shall be payable in arrears to the Holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Company at the close of business on those dates (each such date, a "Dividend Payment Record Date"), not less than 10 days nor more than 60 days preceding the dividend payment dates thereof, as shall be fixed by the Board of Directors. Dividends on the Series A Preferred Stock shall accrue (whether or not declared) on a daily basis from the Original Issue Date and accrued dividends for each Dividend Period shall accumulate to the extent not paid on the Dividend Payment Date

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first following the Dividend Period for which they accrue. As used herein, the term "accrued" with respect to dividends includes both accrued and accumulated dividends. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

     3.3 Computation of Dividends for Partial Dividend Periods. The amount of dividends payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the annual dividend rate by four (rounded down to the nearest cent). The amount of dividends payable for the initial Dividend Period on the Series A Preferred Stock, or any other period shorter or longer than a full Dividend Period on the Series A Preferred Stock, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which are in arrears.

     3.4 Priority and Dividend Participation/Parity Stock. (a) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Company ranking, as to dividends, on a parity with the Series A Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment, or setting apart for payment, of such full cumulative dividends on such parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the Series A Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the Series Preferred Stock, all dividends declared upon shares of the Series Preferred Stock and all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A Preferred Stock and on such other stock bear to each other.

     (b) So long as any shares of the Series A Preferred Stock are outstanding, no other stock of the Company ranking on a parity with the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless (a) the full cumulative dividends, if any, accrued on all outstanding shares of the Series A Preferred Stock shall have been paid

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or set apart for payment for all past Dividend Periods and (b) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock.

     3.5 Priority and Dividend Participation/Junior Stock. So long as any shares of the Series A Preferred Stock are outstanding, except for dividends payable on not more than $5,000,000 of Preferred Stock which, at issuance, may be declared by the Company's Board of Directors to be senior to the Series A Preferred Stock (provided that (i) such dividends do not exceed ten percent (10%) per annum of the net proceeds to the Company upon sale, and (ii) such Preferred Stock is sold at a price equal to its fair market value), no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock or any other stock of the Company ranking junior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock nor any other such stock of the Company ranking junior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless, in each case (a) the full cumulative dividends, if any, accrued on all outstanding shares of the Series A Preferred Stock and any other stock of the Company ranking on a parity with the Series A Preferred Stock as to dividends shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such other stock and (b) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and for the current dividend period with respect to any other stock of the Company ranking on a parity with the Series A Preferred Stock as to dividends.

     4. Liquidation Value

     4.1 General. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class or classes of stock of the Company ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up, the Holders of the shares of Series A Preferred Stock shall be entitled to receive $2.00 per share (the "Liquidation Value") plus an amount per share equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such Holders. No payment on account of any liquidation,

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dissolution or winding up of the Company shall be made to the holders of any class or series of stock ranking on a parity with the Series A Preferred Stock in respect of the distribution of assets upon dissolution, liquidation or winding up unless there shall likewise be paid at the same time to the Holders of the Series A Preferred Stock like proportionate amounts determined ratably in proportion to the full amounts to which the Holders of all outstanding shares of Series A Preferred Stock and the holders of all outstanding shares of such parity stock are respectively entitled with respect to such distribution. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the Holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series A Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the Holders of shares of Series A Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Series A Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this
Section 4, (a) a consolidation or merger of the Company with one or more corporations or other entities, (b) a sale, lease, exchange or transfer of all or any part of the Corporation's assets or (c) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

     4.2 Notice of Liquidation, Dissolution or Winding Up. Written notice of any liquidation, dissolution or winding up of the Company, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the Holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

     5. Transfers.

     5.1 Delivery of Certificate, Transfer Instructions and Transfer Certificate. Each certificate of Series A Preferred Stock presented for transfer, exchange or conversion:

          (a) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company or to its registrar therefor duly executed by such Holder or its attorney, duly authorized in writing; and

          (b) shall be accompanied by a Transferor Certificate, a form of which will be provided by the Company.

     6. Redemption. The Series A Preferred Stock shall not be redeemable except upon the written consent of the Holders of not less than 70% of the issued and

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outstanding Series A Preferred Stock and either the entire Board of Directors, or a majority of the members of the Board of Directors who have no direct or indirect interest in the redemption and who have not been nominated by any Holder whose shares of Series A Preferred stock will be redeemed.

     7. Shares to be Retired. All shares of Series A Preferred Stock purchased, redeemed, exchanged or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of the Corporation's preferred stock, without designation as to series and may thereafter be reissued.

     8. Conversion. Holders of shares of Series A Preferred Stock shall have the right to convert all or a portion of such shares (including fractions of such shares) into shares of Common Stock, as follows:

     8.1 Right to Convert. Subject to and upon compliance with the provisions of this Section 8, a Holder of shares of Series A Preferred Stock shall have the right, at such Holder's option, at any time to convert any of such shares (or fractions thereof) into shares of Common Stock. The number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock shall be equal to:

                                      $2.00
                                      -----
                                Conversion Price

     No fractional shares or securities representing fractional shares of Common Stock will be issued upon conversion, and instead the number of shares issuable upon conversion shall be reduced to the nearest whole share.

     8.2 Mechanics of Conversion. (a) In order to exercise the conversion right pursuant to Subsection 8.1 above, the Holder of each share of Series A Preferred Stock (or fraction thereof) to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Company or in blank, at the office of the Company, accompanied by written notice to the Company that the Holder thereof elects to convert Series A Preferred Stock or a specified portion thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or such Holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid or are not required to be paid).

     (b) Holders of shares of Series A Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Payment Record Date and prior to such

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Dividend Payment Date. However, shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payment with respect to such shares of Series A Preferred Stock presented for conversion on such Dividend Payment Date. A Holder of shares of Series A Preferred Stock on a Dividend Payment Record Date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on the corresponding Dividend Payment Date will receive the dividend payable by the Company on such shares of Series A Preferred Stock on such date and the converting Holder need not include payment in the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion on the Dividend Payment Date. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

     (c) Within ten (10) days after the surrender of certificates for shares of Series A Preferred Stock as aforesaid, the Company shall issue and shall deliver at such office to such Holder, or on such Holder's written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 8, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Subsection 8.3 hereof.

     (d) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Company as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the Holder or Holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect on the date prior to the date of such notice of conversion, unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such Holder or Holders of record at the close of business on the next succeeding day on which such stock transfer books are open. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable.

     8.3 Payment of Fractional Interests. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock (or fraction thereof), the number of shares of Common Stock issuable upon conversion shall be reduced to the nearest whole share. If more than one share shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof

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shall be computed on the basis of the aggregate number of shares of Series A
Preferred Stock so surrendered.

     8.4 Adjustments to Conversion Price for Diluting Issues.

     (a) No Dilution or Impairment: Adjustments.

          (i) Prohibited Actions. So long as any Shares of Series A Preferred Stock are outstanding, the Company will not avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock or impair the ability of the Holder(s) to realize the full intended economic value thereof, but will at all times in good faith assist in the carrying out of all such terms, and of the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder(s) of the Series A Preferred Stock against dilution or other impairment.

          (ii) Adjustment of Fixed Conversion Price in the Event of Certain Issuances of Common Stock or Common Stock Equivalents. In case the Company shall at any time issue or sell Common Stock or Common Stock Equivalents (by merger otherwise) for less than Fair Value as of the date of such issuance (other than any Common Stock Equivalents issued and outstanding on November 22, 1999), or issue Common Stock or Common Stock Equivalents by way of a dividend (except for dividends payable in Common Stock pursuant to the Series A Preferred Stock or the Company's Certificate of Determination for its Series B 12% Convertible Preferred Stock) or other distribution on any stock of the Company or effect a forward stock split of the outstanding shares of Common Stock, the Fixed Conversion Price then in effect shall be proportionately decreased (on the date of such issuance, sale or split), so that the new Fixed Conversion Price shall be equal to the product of (x) the former Fixed Conversion Price and (y) the lesser of (i) one or (ii) the following fraction:

                    The number of shares of Common Stock and Common Stock Equivalents outstanding immediately prior to such issuance
                    The number of shares of Common Stock and Common Stock Equivalents outstanding immediately after such issuance

          (iii) Company to Prevent Dilution. In any case at any time or from time to time conditions arise by reason of action taken by the Company which are not adequately covered by the provisions of this Section 8, and which could adversely affect the rights of the Holders under any provision herein, unless the adjustment necessary shall be agreed upon by the Company and the Holders, the Board of Directors of the Company shall appoint KPMG, LLP, or, if KPMG, LLP shall be unavailable or shall have been engaged by the Company at any time within the two years prior to such time (other than to resolve a dispute pursuant hereto or a similar provision in any agreement or other document by which the Company is bound), a firm of independent certified public accountants of recognized national standing, acceptable to the Holders, who at the Company's expense shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this
Section 8, necessary

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with respect to the Fixed Conversion Price, so as to preserve, without dilution, the rights of the Holders. Upon the receipt of such opinion, the Company's Board of Directors shall forthwith make the adjustments described therein; provided, however, that no such adjustment shall be made to increase the Fixed Conversion Price.

          (iv) Reorganization; Asset Sales; Etc. In case of (i) any capital reorganization or any reclassification of the capital stock of the Company, (ii) any consolidation or merger of the Company or any Subsidiary with or into another Person, (iii) the disposition or transfer of assets of the Company other than in the ordinary course of the Company's business, (iv) any dividend or other distribution to the holders of capital stock of the Company in the form of any asset, including without limitation securities of the Company (other than dividends payable in Common Stock pursuant to the terms of the Series A Preferred Stock or the Certificate of Determination for the Company's Series B Preferred Stock), or (v) the dissolution, liquidation or winding up of the Company, the Holders shall thereafter be entitled to convert the Series A Preferred Stock into (and it shall be a condition to the consummation of any such transaction or event that appropriate provision shall be made so that such Holders shall thereafter be entitled to convert the Series A Preferred Stock into) the kind and amount of shares of stock and other securities and property receivable in such transaction by a holder of the number of shares of Common Stock of the Company into which the Series A Preferred Stock was convertible immediately prior to such capital reorganization, reclassification of capital stock, non-surviving combination or disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Section 8 with respect to securities, rights and interests into which the Series A Preferred Stock is then convertible.

          (v) Adjustment Statement. Whenever the Fixed Conversion Price is adjusted as herein provided, the Company shall, within ten days following the consummation of the event triggering such adjustment, deliver to the Holders a statement signed by the President of the Company and by its Treasurer or Secretary stating the adjusted Fixed Conversion Price determined as specified herein. The statement shall show in detail the facts requiring such adjustment, including a statement of the consideration received by the Company for any additional stock issued. In the event the Company shall fail to timely deliver such adjustment statement, the Company shall be in default hereof, and the Holder's reasonable determination of any adjustment shall be deemed conclusive and binding, absent manifest error.

          (vi) Prior Notice to the Holders. If at any time:

               (1) The Company shall pay any dividend payable in Common Stock or Common Stock Equivalents upon its capital stock or make any distribution to the holders of its capital stock (other than dividends payable in Common Stock pursuant to the terms of the Series A Preferred Stock or the Certificate of Determination for the Company's Series B Preferred Stock); or

               (2) The Company shall offer for subscription pro rata to the holders of its capital stock any additional shares of stock of any class or any other rights; or

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               (3) The Company shall effect any capital reorganization or any reclassification of or change in the outstanding capital stock of the Company (other than a change in par value, or a change from par value to no par value, or a change from no par value to par value, or a change resulting solely from a subdivision of outstanding shares), or any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of its property, assets, business and goodwill as an entirety, or the liquidation, dissolution or winding up of the Company; or

               (4) The Company shall declare a dividend upon its capital stock (other than dividends payable in Common Stock pursuant to the terms of the Series A Preferred Stock or the Certificate of Determination for the Company's Series B Preferred Stock);

then, in any such event, the Company shall cause at least thirty (30) days' prior written notice to be mailed to the Holders at the address of each such Holder shown on the books of the Company. The notice shall also specify the date on which the books of the Company shall close or a record be taken for such stock dividend, distribution or subscription rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding up, or dividend, as the case may be, shall take place, and the date of participation therein by the holders of shares of capital stock if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the rights of the Holder.

          (vii) Disputes. If there is any dispute as to the computation of the Conversion Price, the Company will retain, at its expense, KPMG, LLP, or, if KPMG, LLP shall be unavailable or shall have been engaged by the Company at any time within the two years prior to such time (other than to resolve a dispute pursuant hereto or a similar provision in any agreement or other document by which the Company is bound), PriceWaterhouseCoopers LLP, or, if PriceWaterhouseCoopers LLP is similarly unavailable or previously engaged, a firm of independent certified public accountants of recognized national standing, acceptable to the Holders, to conduct an audit of the computations pursuant to the terms hereof involved in such dispute, including the financial statements or other information upon which such computations were based. The determination of such accounting firm shall, in the absence of manifest error, be conclusive and binding.

     8.5 Deferral of Issuance of Additional Shares. In any case in which Subsection 8.4 provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for conversion pursuant to
Section 8 occurs after such record date but before the occurrence of such event, the Company may defer until the actual occurrence of such event (a) issuing to the Holder of any share of Series A Preferred Stock surrendered for conversion the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (b) paying to such Holder any amount in cash in lieu of

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any fraction pursuant to Subsection 8.4 hereof.

     8.6 Computation of Outstanding Common Stock. For purposes of this Section 8, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company or any corporation controlled by the Company.

     8.7 Multiple Adjustments in a Single Transaction. Notwithstanding any other provision herein to the contrary, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan shall not be deemed to constitute an issuance of Common Stock. There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Company in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 8. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one Section of this
Section 8, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

     8.8 Further Adjustment by the Board of Directors. In case the Company shall take any action affecting the Common Stock, other than action described in this
Section 8, which in the opinion of the Board of Directors would materially and adversely affect the conversion rights of the Holders of the shares of Series A Preferred Stock, the Fixed Conversion Price for the Series A Preferred Stock may be adjusted lower, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

     8.9 Payment of Documentary Stamp and Transfer Taxes. The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the shares of Series A Preferred Stock (or any other securities issued on account of the Series A Preferred Stock pursuant hereto) or shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Series A Preferred Stock (or any other securities issued on account of the Series A Preferred Stock pursuant hereto) or shares of Common Stock in a name other than the name in which the shares of Series A Preferred Stock with respect to which such Common Stock shares are issued were registered and the Company shall not be required to make any issue or delivery unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the reasonable satisfaction of the Company, that such tax has been paid or is not required to be paid.

     8.10 Reservation of Common Stock. The Company shall reserve and keep

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

available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Convertible Preferred Stock.

     9. Ranking. Except for not more than $5,000,000 of Preferred Stock which, at issuance, may be declared by the Company's Board of Directors to be senior to the Series A Preferred Stock (provided that such Preferred Stock is sold at a price equal to its fair market value), any class or classes of stock of the Company now existing or hereafter designated, other than the Company's Series B Preferred Stock, shall be deemed to rank junior to the Series A Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up.

     10. Voting. The Holders of Series A Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the By-Laws of the Company, and shall be entitled to one (1) vote for each share of Series A Preferred Stock on all matters submitted to the stockholders for approval. With respect to matters affecting only the Series A Preferred Stock, each outstanding share of Preferred Stock will be entitled to one vote. In either case described in this Section 10, shares held by the Company or any entity controlled by the Company shall be excluded and shall have no voting rights.

     11. Events of Default.

     11.1 Events of Default Defined. Each of the events specified in the following Subsections 11.1(a) through (d) shall, upon written notice of default from Holders of a majority of the outstanding shares of Series A Preferred Stock, be an Event of Default, provided that an Event of Default may be waived in writing by such Holders.

          (a) the Company shall breach or default in the performance of or compliance with, any representation or warranty, covenant, agreement, condition or term contained in this Certificate of Designations, including the payment of any dividend hereunder, and such default shall not have been remedied within thirty (30) days after written notice thereof shall have been given to the Company; or

          (b) the Company or any operating subsidiary shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or an order for relief is entered against the Company or such operating subsidiary under any bankruptcy laws or the Company or any such operating subsidiary shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law

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

               or regulation, or shall file an answer admitting the material allegations of a petition filed against the Company or such operating subsidiary in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or such operating subsidiary, or the Company or its board of directors or its stockholders shall take any action looking to the dissolution or liquidation of the Company or such operating subsidiary and such has not been remedied within 30 days after written notice thereof shall have been given to the Company; or

          (c) within 60 days after the commencement of any proceeding against the Company or such operating subsidiary seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or, within 60 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or such operating subsidiary of all or any substantial part of the properties of the Company or such operating subsidiary, such appointment shall not have been vacated; or

          (d) a final judgment which, together with other outstanding final judgments against the Company, exceeds an aggregate of $250,000, shall be rendered against the Company and within 90 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or, within 60 days after the expiration of any such stay, such judgment shall not have been discharged.

     11.2 Remedies. The Holders of a majority of the Series A Preferred Stock outstanding at the time of any Event of Default may proceed to protect and enforce the rights of said Holders by a suit in equity, action at law or other appropriate proceeding for the specific performance of any agreement contained herein, or for any injunction against a violation of any of the terms or provisions hereof or in aid of the exercise of any power granted hereby or by law. The Holders shall not be required to post bond in connection with such proceedings. The Company will pay to the Holders thereof such further amount as shall be sufficient to cover the cost and expense of any action instituted by the Holders upon such Event of Default, including (without limitation) reasonable attorneys fees. If the Holders shall give any notice or take any action in respect of a claimed default, the Company will forthwith give written notice thereof to all other such Holders at the time outstanding, describing the notices or action and the nature of the claimed default. No course of dealing and no delay on the part of any

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

Holders in exercising any right shall operate as a waiver thereof or otherwise prejudice such Holders' rights. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

     12. Covenants. In addition to any other rights provided by law or agreement so long as any shares of the Series A Preferred Stock remain shall be outstanding, without first obtaining the affirmative vote or written consent of the Holders of not less than 50% of the shares of Series A Preferred Stock then outstanding (as adjusted for all subdivisions and combinations), the Company shall not:

          (a) pay or declare any dividend or distribution on any shares of Common Stock or apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock;

          (b) issue or sell any shares of its capital stock, or any rights or options to acquire any shares of its capital stock, other than
               (i) issuances of Common Stock upon conversion of the Series A Preferred Stock, (ii) issuances of Common Stock or Series A Preferred Stock in the form of dividends payable on shares of outstanding Common Stock or Series A Preferred Stock, respectively, and (iii) issuances of up to 1,000,000 shares (which number shall be proportionately adjusted in the case of recapitalizations, stock splits, stock dividends or combinations of shares) of Common Stock upon exercise of options therefor to officers, directors or employees of, or consultants to, the Company pursuant to a stock option plan or other employee stock incentive program approved by the Board of Directors (other than shares of Common Stock issuable upon exercise of Options outstanding on the date hereof);

          (c) cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a lien or liens except:

               (i) liens securing taxes, assessments or governmental charges or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons, none of which are in default or delinquent;

               (ii) liens incurred or deposits made in the ordinary course of business (A) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

              (iii) attachment, judgment and other similar liens arising in connection with any court proceedings, provided the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

               (iv) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property provided they do not in the aggregate materially detract from the value of said properties or materially interfere with their use in the ordinary conduct of the Corporation's business; and

               (v) liens arising out of debt authorized by the requisite vote of the Board of Directors.

          (d) amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock;

          (e) change the general character of its business as constituted as of the Original Issue Date;

          (f) issue any of its equity securities for consideration other than cash, other than (i) issuances of Common Stock upon conversion of the Series A Preferred Stock, (ii) issuances of Common Stock or Series A Preferred Stock in the form of dividends payable on shares of outstanding Common Stock or Series A Preferred Stock, respectively, (iii) issuances of up to 1,000,000 shares (which number shall be proportionately adjusted in the case of recapitalizations, stock splits, stock dividends or combinations of shares) of Common Stock upon exercise of options therefor to officers, directors or employees of, or consultants to, the Company pursuant to a stock option plan or other employee stock incentive program approved by the Board of Directors (without giving effect to Common Stock issued upon exercise of Options outstanding on the date hereof), and (iv) acquisitions of other companies or assets related to the business of the Company;

          (g) make or permit to remain outstanding any loan or advance to, or extend credit other than credit extended in the normal course of business to any Person who is not an affiliate of the Company, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that the Company or any subsidiary may:

               (i) own, purchase or acquire (A) certificates of deposit of commercial banks organized under the laws of the United States (having a capital and surplus in excess of $50,000,000) and (B) obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government, in each case due within one year from the date of purchase and payable in the United States in United States dollars;

               (ii) endorse negotiable instruments for collection or deposit in the ordinary course of business; and

               (iii) permit to make and remain outstanding indebtedness
                     permitted by clause (d) of this Section 12.

     13. Record Holder. The Company may deem and treat the record Holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

     14. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt. In the case of a notice of conversion given to the Company as contemplated in Subsection 8.2 hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: if to the Company, as follows:

                    eSat, Inc.
                    16250 Harbor Blvd., Bldg G
                    Fountain Valley, California 92708

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

                    Telecopier: (714) 895-2977
                    Attention: Chief Executive Officer

, or such other place as designated in a written notice to the Holders of the Series A Preferred Stock, or other agent of the Company designated as permitted by this Certificate, or, if to any Holder of the Series A Preferred Stock, to such Holder at the address of such Holder of the Series A Preferred Stock as listed in the stock record books of the Company; or to such other address as the Company or Holder, as the case may be, shall have designated by notice similarly given.

     IN WITNESS WHEREOF, this Certificate has been executed on behalf of the Company by the undersigned on the 27th day of December, 1999.

                                        ESAT, INC.

                                        By:
                                           -------------------------------------
                                           Michael Palmer
                                           President and Chief Executive Officer



                                           -------------------------------------
                                           Chester Noblett, Jr.
                                           Assistant Secretary

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